EXHIBIT 99.1

13G

AGREEMENT PURSUANT TO RULE 13D-1 (k) (1) (iii)
CONCERNING JOINT SCHEDULE 13G FILING

     The undersigned each agree, in connection with their beneficial ownership of common stock of Taylor Capital Group, Inc., (i) that a Schedule 13G shall be filed jointly by them pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), together with any amendments to the Schedule 13G that from time to time may be required: and (ii) that the Schedule 13G and any such amendments are filed on behalf of each of them. The undersigned acknowledge their respective responsibilities with respect to Schedule 13G as set forth in Rule 13d-1 (k) (1) promulgated under the Exchange Act.

     This Agreement may be executed in counterparts.

Dated as of: February 12, 2003

JEFFREY W. TAYLOR

/s/ Jeffrey W. Taylor Jeffrey W. Taylor

BRUCE W. TAYLOR

/s/ Bruce W. Taylor Bruce W. Taylor

CINDY TAYLOR BLEIL

/s/ Cindy Taylor Bleil Cindy Taylor Bleil

IRIS TARK TAYLOR

/s/ Iris Tark Taylor Iris Tark Taylor

TAYLOR VOTING TRUST U/A/D 11/30/98

/s/ Jeffrey W. Taylor Jeffrey W. Taylor

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